As filed with the Securities and Exchange Commission on February 28, 2014

Registration No. 333-179708

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-0628465
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Coca-Cola Refreshments 401(k) Plan for Ontario

The Philadelphia Coca-Cola Bottling Company 401(k) Union Plan

The Coca-Cola Company 401(k) Plan for Portland

(Full title of plans)

Bernhard Goepelt, Esq.

Senior Vice President, General Counsel and Chief Legal Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jared M. Brandman, Esq.

Securities Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Classified - Unclassified

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by The Coca-Cola Company (the “Company”) on February 27, 2012  (File No. 333-179708) (the “Registration Statement”) is being filed for the purpose of deregistering the remaining shares of the Company’s Common Stock and the associated plan interests that were originally registered for issuance under The Coca-Cola Refreshments 401(k) Plan for Ontario, The Philadelphia Coca-Cola Bottling Company 401(k) Union Plan and The Coca-Cola Company 401(k) Plan for Portland  (collectively, the “Merged Plans”).

Effective December 31, 2013, the Merged Plans were merged (the “Mergers”) into the Coca-Cola Refreshments Bargaining Employees’ 401(k) Plan (the “CCR Bargaining Plan”).  Accordingly, the Company hereby deregisters 105,983 shares of the Company’s Common Stock (the “Carried-Over Shares”), which represents the shares that remained unissued and available under the Merged Plans and the Registration Statement immediately prior to the Mergers, along with the associated plan interests, as detailed in the following table.

Plan Name	Carried Over Shares
Coca-Cola Refreshments 401(k) Plan for Ontario	81,355
The Philadelphia Coca-Cola Bottling Company 401(k) Union Plan	4,915
The Coca-Cola Company 401(k) Plan for Portland	19,713
Total	105,983

The Company is concurrently filing a Registration Statement on Form S-8 to register the Carried-Over Shares for issuance pursuant to the CCR Bargaining Plan.

PART II                                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description
24.1	Powers of Attorney

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of February 28, 2014.

THE COCA-COLA COMPANY

By:	/s/ Gary P. Fayard
	Name:	Gary P. Fayard
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Muhtar Kent	Chairman, Board of Directors, Chief Executive Officer and a Director (Principal executive officer)	February 28, 2014
Muhtar Kent

/s/ Gary P. Fayard	Executive Vice President and Chief Financial Officer (Principal financial officer)	February 28, 2014
Gary P. Fayard

/s/ Kathy N. Waller	Vice President, Finance and Controller (Principal accounting officer)	February 28, 2014
Kathy N. Waller

*	Director	February 28, 2014
Herbert A. Allen

*	Director	February 28, 2014
Ronald W. Allen

*	Director	February 28, 2014
Ana Botín

*	Director	February 28, 2014
Howard G. Buffett

*	Director	February 28, 2014
Richard M. Daley

*	Director	February 28, 2014
Barry Diller

*	Director	February 28, 2014
Helene D. Gayle

Signature	Title	Date

*	Director	February 28, 2014
Evan G. Greenberg

*	Director	February 28, 2014
Alexis M. Herman

*	Director	February 28, 2014
Robert A. Kotick

*	Director	February 28, 2014
Maria Elena Lagomasino

*	Director	February 28, 2014
Donald F. McHenry

*	Director	February 28, 2014
Sam Nunn

*	Director	February 28, 2014
James D. Robinson III

*	Director	February 28, 2014
Peter V. Ueberroth

*	Director	February 28, 2014
Jacob Wallenberg

*By:	/s/ Gloria K. Bowden
Gloria K. Bowden
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 28th day of February, 2014.

The Coca-Cola Refreshments 401(k) Plan for Ontario
The Philadelphia Coca-Cola Bottling Company 401(k) Union Plan
The Coca-Cola Company 401(k) Plan for Portland

By:	/s/ Melody Hanna
	Name:	Melody Hanna
	Title:	Chairperson, The Coca-Cola Company Benefits Committee